As filed with the Securities and Exchange Commission on November 12, 2015

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

MESOBLAST LIMITED

(Exact name of Registrant as specified in its charter)

Australia	2836	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Silviu Itescu

Chief Executive Officer and Executive Director

Level 38

55 Collins Street

Melbourne 3000

Australia

Telephone: +61 (3) 9639-6036

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Mesoblast Inc.

505 5th Ave,

New York, NY 10017

(212) 880-2060

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeffrey D. Saper, Esq. Steven V. Bernard, Esq. Megan J. Baier, Esq. Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, CA 94304	Peter T. Howard General Counsel and Corporate Executive Level 38 55 Collins Street Melbourne 3000 Australia	Ian Davis John Steven Minter Ellison Level 23, Rialto Towers 525 Collins Street Melbourne 3000 Australia	Thomas J. Ivey, Esq. Mark J. Leemen, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 525 University Avenue #1400 Palo Alto, CA 94301

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-207719

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be Registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price(2)	Amount of registration fee(2)
Ordinary shares, no par value	9,988,365	US$1.60	US$15,981,384	US$1,610

(1)	Represents only the additional number of ordinary shares being registered. Does not include the securities that the registrant previously registered on the registration statement on Form F-1, as amended (File No. 333-207719).
(2)	Estimated pursuant to Rule 457(a) under the Securities Act of 1933, as amended. Registrant previously registered 33,019,430 ordinary shares on Registration Statement on Form F-1 (File No. 333-207719), which was declared effective by the Securities and Exchange Commission on November 12, 2015. In accordance with Rule 462(b) of under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of US$15,981,384 are hereby registered.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, Mesoblast Limited, a corporation incorporated under the laws of Australia (“Registrant”) is filing this registration statement with the Securities and Exchange Commission (“Commission”). This registration statement relates to the public offering of securities contemplated by the registration statement on Form F-1 originally filed on November 2, 2015, as amended (File No. 333-207719) (“Prior Registration Statement”), and which the Commission declared effective on November 12, 2015.

The Registrant is filing this registration statement for the sole purpose of increasing the aggregate number of American depositary shares (“ADSs”) offered by the Registrant by 1,997,673 ADSs. Each ADS represents five ordinary shares. The additional securities that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement. The information set forth in the Prior Registration Statement and all exhibits to the Prior Registration Statement are hereby incorporated by reference in this filing.

The required opinions and consents are listed on the Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in New York, New York on this 12th day of November, 2015.

MESOBLAST LIMITED

By:	/s/ Silviu Itescu
Name:	Silviu Itescu
Title:	Executive Director and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

Signature	Title	Date

* Brian Jamieson	Chairman of the Board of Directors	November 12, 2015

/s/ Silviu Itescu Dr. Silviu Itescu	Executive Director and Chief Executive Officer (Principal Executive Officer)	November 12, 2015

* Paul Hodgkinson	Chief Financial Officer (Principal Financial and Accounting Officer)	November 12, 2015

* William Burns	Director	November 12, 2015

* Donal O’Dwyer	Director	November 12, 2015

* Eric Rose	Director	November 12, 2015

* Ben-Zion Weiner	Director	November 12, 2015

* Michael Spooner	Director	November 12, 2015

*By:	/s/ Silviu Itescu
Attorney-in-Fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of Mesoblast Limited, has signed this registration statement or amendment thereto in New York, New York on November 12, 2015.

By:	/s/ Michael Schuster
Name:	Michael Schuster
Title:	New Product and Technology Evaluation, Investor Relations

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Minter Ellison.

23.1	Consent of PricewaterhouseCoopers, Independent Registered Public Accounting Firm.

23.2	Consent of Minter Ellison (included in Exhibit 5.1).

24.1*	Power of Attorney (filed as Exhibit 24.1 to the Registrant’s Registration Statement on Form F-1, as amended (File No. 333-207719), originally filed with the Securities and Exchange Commission on November 2, 2014 and incorporated by reference herein).

*	Previously filed